Exhibit J

                    Consent of Independent Auditors

                         Deloitte & Touche LLP



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CONSENT OF INDEPENDENT AUDITORS



Fund for Government Investors
We consent to the incorporation by reference in Post-Effective Amendment No. 35 to Registration Statement No. 2-52552 of our report dated January 27, 1999, appearing in the Annual Report of Fund for Government Investors for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche  LLP
Princeton, New Jersey
April 14, 1999